Exhibit No. EX-99.j.1







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 16, 2007, relating to the financial statements and financial highlights which appear in the June 30, 2007, Annual Reports to Shareholders of the UMB Scout Stock Fund, UMB Scout Growth Fund, UMB Scout Mid Cap Fund, UMB Scout Small Cap Fund, UMB Scout International Fund, UMB Scout Bond Fund, UMB Scout Money Market Fund (Federal and Prime Portfolios) and UMB Scout Tax-Free Money Market Fund (collectively "the UMB Scout Funds"), which are also incorporated by reference into this Registration Statement. We also consent to the reference to our firm under the headings "Financial Highlights" appearing in the Prospectus and "Independent Registered Public Accounting Firm" appearing in the Statement of Additional Information, which are part of this Registration Statement.

                                                          BKD, LLP

                                                          /s/ BKD, LLP
                                                          ------------

Houston, Texas
October 24, 2007